CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS (I) NOT MATERIAL, AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. OMISSIONS ARE MARKED [*******].

ORIGINAL DOCUMENTS

ADDENDUM 1

TO LEASE AGREEMENT BY AND BETWEEN

CYTYC SURGICAL PRODUCTS COSTA RICA, S. A.

& ZONA FRANCA COYOL, S. A.

AND DELIVERY OF PHASE IIIA

AMENDMENT TO LEASE AGREEMENT

Banco Cuscatlân de Costa Rica, S. A., a company organized and existent in accordance with the laws of Costa Rica with main offices 'm San José, La Uruca, 150 meters north from the John Paul the Second bridge, corporate identification number three- one hundred and one- cero sixty four thousand and fifty one, (the “Fiduciary”), hereon, represented by [*******], acting with sufficient authority for the execution of this Amendment to the Lease Agreement, which legal representation is duly recorded in the Persons Section of the Public Registry as shown in the Notarial Statement attached hereto as Exhibit C,

Zona Franca Coyol S.A., corporate identification card number three- one hundred one-four hundred and twenty thousand five hundred twelve, registered in the Mercantile Section of the Public Registry under book five hundred sixty, entry ten thousand three hundred and seventy eight, consecutive one here on represented by [*******], and [*******], acting jointly and with sufficient authority for the execution of this lease agreement which legal representation is duly recorded in the Mercantile Section of the Public Registry under book five hundred and sixty five, entry eleven thousand five hundred and ninety two, consecutive one, company acting as Lessor (the “Lessor”}, and

Cytyc Surgical Products Costa Rica S.A., corporate identification number three - one hundred one - three hundred forty eight thousand seven hundred fifty nine, (the “Lessee”), registered in the Mercantile Section of the Public Registry under book one thousand sis hundred ninety, page one hundred sixty eight, entry two hundred three, represented in this act with enough power by [*******].

Lessor, Lessee and fiduciary shall each and collectively be referred to as a “Party” or the “Parties”.

RECITALS:

1.
Whereas ZONA FRANCA COYOL, as Lessor entered into a Lease Agreement on April 23rd 2007 (“Lease Agreement”), according to which the Lessor will built and lease to Lessee a manufacturing facility and office building, with an approximate construction area of 15,269 square meters [fifteen thousand two hundred and sixty nine square meters], the “Premises”; located in Lessor's' property located in Alajuela, registered in the National Registry as property number 2- 426607- 000, with a total registered area of one million seventy two thousand eight hundred and ninety nine square meters and two decimeters square meters, cadastral map recorded at the Cadastral Office of the National Registry number A- 1093438- 2006, hereinafter identified as the “Overall Land”.2. Whereas on August, 2007, the Lessor executed a Trust Agreement, and the Overall Land was transferred to Banco Cuscatlán de Costa Rica, S. A. in trust, through the so called Zona Franca Coyol / Citibank / Cuscatlán / Two thousand and seven Guaranty Trust ('Trust Agreement”);

2.
Whereas, according to the Lease Agreement, the Lessor had to, (i) perform all work (“Lessor's Premises Work”} necessary to deliver the Premises to the Lessee in the condition described in the plans and specifications listed on Exhibit Five and Exhibit One to the Lease Agreement, and (»} perform all work (“Lessor's Common Area Work”) necessary to complete the common areas of the Zona Franca Coyol Park (the “Park”) in the conditions described on the plans and specifications listed on Exhibit Six to the Lease Agreement. Lessor's Premises Work and Lessor's Common Area Work collectively referred in the Lease Agreement and hereinafter as “Lessor's Work”;

3.
Whereas according to provision 2.02 B of the Lease Agreement, Lessor shall deliver Lessor's Work to Lessee in three Phases (i.e. Phase I, H and HI). The Timing and Scope Works required for the completion of Lessor's Deliveries for each phase were established in Exhibit Seven to the Lease Agreement.

4.	Whereas Lessor was not able to achieve the Delivery Dates established in Exhibit Seven to the Lease Agreement and therefore, requested Lessee an extension to the Delivery Dates,

5.
Whereas Lessor was not able to deliver to Lessee, as of today, all necessary Lessor Common Area Works and services, established in the Lease Agreement in the conditions established therein, and therefore Lessor proposed Lessee to accept a partial delivery of Lessors Work, hereinafter referred as “Phase HI A”; and a new date for the delivery of all Lessor's Work according to Exhibits One, Five, Six and Seven of the Lease Agreement, hereinafter referred as “Phase HI B”;

6.	Whereas Lessor, by means of its letter dated January 18, 2008, notified Lessee that Lessor had modified Exhibit 6 to the Lease Agreement, in accordance with Section 2.02 of the Lease.

7.
Whereas, Lessee, by means of a letter dated January 28, 2008, expressed its rejection to such Exhibit 6 amendment claiming that such changes adversely and materially affect Lessee's interests and implied a downgrading of the common Works and services that were offered to Lessee and were used as reference to establish the monthly rent of the Lease Agreement.

8.
Whereas, in consideration of Lessees' aforementioned rejection notice, Parties agreed that Exhibit 6 wilt remain as originally negotiated, i.e. as it was prepared and attached to the Lease Agreement, exception made of the modifications contained in Exhibit A to this Amendment.

9.
Whereas the Trustor and the Main Beneficiary of the Trust Agreement have instructed Banco Cuscatlán de Costa Rica, S. A. as a Trustee to enter into this Amendment, and all parties acknowledge that Banco Cuscatlán de Costa Rica, S. A. will act in accordance with the instructions received by the Main Beneficiary and Zona Franca Coyol S.A., and expressly agree that Banco Cuscatlán de Costa Rica, S. A. enters into the present Agreement acting solely as trustee of the Trust.

Now, therefore, based on mutual negotiations between the Parties, they have agreed to execute this Amendment to the Lease Agreement (the “Amendment”), under the following terms and conditions:
I.    Amendment to 2.02 A and B:

The parties hereby agree and accept to amend Provision 2.02 items B and C of the Lease Agreement, as follows:

“B. Timing of Lessor's Work. Lessor shall deliver Lessor's Work to Lessee in three Phases I, II and III. Works required for the completion of each Phase are defined as set forth in Exhibit Seven hereto. The Timing and Scope Works required for the completion of Lessor's Deliveries for each phase is as established in such Exhibit Seven.

•	[*******]

•	[*******]

•	[*******].

Lessor shall give a written-notice to Lessee when Lessor has achieved the completion of each Phase or Sub-phase establishing a date and time (not after the following five working days after notification, unless otherwise agreed between the parties) for the Reception Visit to confirm that such Phase has been completed. Time is of the essence for the performance of Lessor's Work. If Lessee may not show to the Reception Visit, on the date established by Lessor he shall inform so in writing to the Lessor, and indicate a new date and time for such Reception Visit, which will have to be within the five working days after the date of notification given by the Lessor. If the Lessee does not show unjustifiably to the Reception Visit and, on or before the date five (5) business days after the Reception Visit, Lessee do not present to the Lessor a written notice (“Opposition”) objecting to the Lessor's assertion that it has achieved the Phase of Lessor's Work in question, it shall be deemed an acceptance of the completion of works to be performed within such Phase.

C. Definitions.

(1)No Phase shall be deemed to be completed unless the portion of the Building completed is watertight. With respect to Phase I, [*******].

(2)The “Final Date of Delivery” for Phase III- A shall defined as the date when Phase HI- A, is complete in accordance with Exhibits One, Five, Six and Seven. The “Final Date of Delivery” for Phase lll-B shall be defined as the date when Phase ///- B, is complete in accordance with Exhibits One, Five. Six and Seven and the subsequent amendments attached hereto as Exhibits A and B. No phase shall be deemed to be completed unless all of Lessor's Premises Work and Lessor's Common Area Work are Substantially Complete, as hereinafter defined. The Final Date of Delivery shall be confirmed by a Premises and Common Area Work Reception Notice, for each Sub-phase as set forth in Section 2.02D below.

(3)“Substantial Completion” of Lessor's Premises Work shall be defined as the time when: (if not less than ninety-Five (95%) percent of Lessor's Premises Work has been completed, and the only remaining work corresponds to the Punch List items, so that the Lessee is capable of using and occupying the Premises, as contemplated hereunder, without any inconvenience or interruption, and (ii) Lessor has obtained, from the governmental authorities having jurisdiction over Lessor's Premises Work, all permits necessary to enable Lessee to obtain all permits relating to Lessee's Work, as set forth in Exhibit Two and Seven.

(4)“Substantial Completion” of Lessor's Common Area Work shall be defined as the time when: (i) not less than ninety-five (95%) percent of ail of Lessor's Common Area Work has been completed, and the only remaining work corresponds to the Punch List items, so that Lessee has proper access to the Premises and all utility services to be used by the Lessee in the Premises are available to Lessee on a continuous basis, [*******], and (ii) Lessor has obtained from the governmental authorities having jurisdiction over Lessor's Common Areas Work, any permits which are necessary to enable Lessee to obtain all permits relating to Lessee's Work, as set forth in Exhibit Two and Seven.”

All provisions of 2.02 the Lease Agreement not specifically amended hereby shall keep their full validity and effect.

II.    Amendment to Exhibit 6 and 7.
The parties hereby agree and accept to amend Exhibits 6 & 7, in order to modify the date of delivery and works to be delivered under Phase HI, Sub-phases HI A and B, as described in Exhibits A and B to this Agreement.

III.    Amendments to Section 2.05
The parties hereby agree and accept to amend Provision 2.05 of the Lease Agreement, as follows:

“2.05.        Lessee's Remedies in the Event of Delays in Lessor's Work.

A.    Self-Help Rights. If, for any reason other than Lessee Delays, Lessor fails to achieve any Phase or Sub-phase on or before the respective Target Date for such Phase, and the Works have not been completed in the following sixty (60) calendar days, in case of Phase I, 30 days for Phase H and 15 days for Subphases III- A and III- B, Lessee shall have the right to give Lessor a written notice that it intends to complete the portion of Lessor's Work necessary to achieve such delivery, and if Lessor fails to complete such portion of Lessor's Work within thirty (30) calendar days after Lessor receives such notice. Lessee shall have the right to perform such portion of Lessor's Work, at Lessor's expense. If due to the nature of the works it is impossible for the Lessor to finish them in thirty (30) days, it win have to begin all necessary actions in order to finish them, and if it does, it will have an additional reasonable term to finish to be approved by Lessee. If Lessor has not started all actions required in order to do so within fifteen (15) days after Lessor receives such notice, and, in any event, if the Lessor has not completed the work after the additional reasonable term approved by Lessee, then the Lessee will be allowed to complete the Lessor's Work, at Lessor's cost and expense. Lessor will reimburse Lessee for the costs so incurred by Lessee within thirty (30 days) after Lessee delivers to Lessor all invoices corresponding to such costs, that have to be invoices with legal and tax effects in Costa Rica, unless both parties agree that payment is made by means of deduction of the total amount owed for such costs from the next monthly rent payment thereafter due under this Lease and, if such rent payment is not enough, by deducting from the following months, until the complete amount owed and its interests has been credited to the Lessee. Lessee may only take over Lessor's Work, provided that Lessee does not exercise its right to terminate the Lease. Once the Lessee has taken over Lessor's Work, Lessor will no longer be responsible for further or new delays not attributable to Lessor.

B.    Liquidated Damages.

1.If, for any reason other than Lessee Delays and Force Majeure Lessor fails to achieve delivery of Phase One on or before the Target Date for delivery of Phase One, then Lessor shall pay to Lessee liquidated damages equal in amount to the product of: (i) the number of days between the date that Lessor achieves delivery of Phase One and the Target Date for delivery of Phase One, multiplied by (ii)[*******]. Provided, however, that such liquidated damages shall only be paid by Lessor if the Lessee does not exercise its right to terminate the Lease. In case Force Majeure delays Lessor's Work for more than six months. Lessee can exercise its right to terminate the Lease.

Lessee hereby releases Lessor of any liability or payment of liquidated damages for delays in the delivery of Phase I, provided Lessor delivers Phase III B on the Target Date of Delivery of Phase IIIB. If Lessor fails to achieve the Final Date of Delivery of Phase lll-B on or before the respective Target Date for such Phase, Lessee will be entitled to liquidated damages as compensation in accordance with Section 2.05 (B)(1).

2.If, for any reason other than Lessee Delays and Force Majeure, Lessor fails to achieve the Final Date of Delivery of Phase III- B on or before the respective Target Date for such Phase, Lessor shall pay to Lessee liquidated damages equal in amount to the product of: (i) the number of days between the Target Date for such Phase and the actual date that Lessor achieves the Final Date of Delivery of Phase III- B, multiplied by (ii)[*******], provided however, that such liquidated damages shall only be paid by Lessor if the Lessee does not exercise its right to terminate the Lease, and in no event shall Lessee be entitled to collect more than [*******] for liquidated damages for any day of delay. As an example, if Lessor compensated Lessee four weeks of delay after the Target Date of Phase I or Phase III A, then if there is a delay of the same four weeks at the Final Date of Delivery of Phase III B, then Lessor will not have to compensate such delay, since it has already been compensated. Liquidated damages for Phase II will have to be paid only and exclusively, if delay in delivery of Phase II affects Final Date of Delivery of Phases HI A and HI B on Target Date for such Final Date of Delivery. As allowed under Article 705 of Costa Rican Civil Code, the Lessee irrevocably waives its rights to and guarantees and acknowledges that it will not file any lawsuits or claims to recover additional amounts from the Lessor originated in damages caused by a failure to deliver the Premises in a timely manner for causes attributable to the Lessor, its contractors, agents or employees, unless otherwise stated in this Agreement. Additionally if, for any reason other than Lessee's Delays and Force Majeure occurred after execution of this amendment. Lessor fails to achieve the Final Date of Delivery of Phase lll-B on or before the respective Target Date for such Phase, Lessee will be entitled to liquidated damages as compensation for the delays existing as of the date of signature of this Lease Agreement, attributable to Lessor in the delivery of Phase I and H in the Target Dates originally established in Exhibit 7, subject to alt other rights and remedies under the Agreement, and it shall have the right to use the Performance Bond to charge them.

In case Force Majeure delays Lessor's Work for more than six months. Lessee can exercise its right to terminate the Lease.

3.At Lessee's election. Lessee shall have the right to deduct any liquidated damages due from Lessor to Lessee pursuant to this Section 2.05 from the amount of Rent and other charges due from Lessee to Lessor hereunder.

C.    If Lessor fails to achieve any Phase or Sub-phase on the date (“Outside Termination Date”) six (6) months after the Target Date for such Phase, Lessee shall have the right to terminate this Lease by giving written notice to Lessor. The Outside Termination Date shall be extended by any period of time that Lessor is delayed in the performance of Lessor's Work by reasons of Force Majeure occurred after the execution of this Agreement, provided that in no event shall the Outside Termination Date occur later than the date six (6) months after the Target Date for such Phase. If Lessee exercises its termination right pursuant to this Section 2.05C, he will be entitled to the sole compensation indicated as penal sum pursuant to Section 3.03 (Lessor's Performance Bond}. Lessor hereby waives all claims against Lessee due to Lessee's Delay which occurred prior to execution of this Amendment.

D.    Lessor's Performance Bond. The parties confirm and agree that Lessor's obligations under this Section 2.05 shall be secured by a Performance Bond delivered by Lessor to Lessee pursuant to Section 3.03 and subject to all other rights and remedies under the Agreement”.

III.    Amendment to Section Three. Rent, Fees and Lease Term.
The parties hereby agree and accept to amend Section Three of the Lease Agreement, as follows:

“3.00. Rent and Fees

Rent will be paid in monthly installments. Commencing as of the Final Date of Delivery of Phase lll-A, the monthly rent to be paid for the Premises (the “Rent”) by the Lessee shall be [*******], and commencing as of the Final Date of Delivery of Phase III-B the monthly Rent shall be [*******], equivalent, the latest amount, to:

a)	[*******] per month for every square meter of the Manufacturing facility, that has an area of twelve thousand square meters,

b)	[*******] per month for every square meter of the External Offices, that have an area of eight hundred and eighty four square meters,

c)	[*******] per month for every square meter of a Cafeteria, that has an area of eight hundred and eighty five square meters;

d)	[*******]per month for every square meter of an interior Mezzanine structure; and

Lessee shall have the right, within thirty (30) days after the completion of each Phase of Lessor's Work to measure the Premises jointly with the Lessor, and the measurement method shall be at central axis of walls and columns. If, after such measurement, it is determined that the actual area of the Premises (or any portion) is less than the amounts set forth above, the Rent shall be reduced accordingly. However. Lessee accepts that the total area measured may have a difference of up to two percent (2%) of the area set forth above, and in such case a reduction or increase in Rent will not apply. Any dispute as to such measurement shall be submitted to an Engineers and Architects Board Arbitration process, in accordance with the procedural rules of such institution.

The Lessee shall begin making such payments as of the Final Date of Delivery of Phase lll-A, in the amount established in the first paragraph of this Section 3.00 [*******]and in compliance with the terms and conditions agreed under this Lease. As of the Final Date of Delivery of Phase III- B, Lessee will begin making payments for the full amount established in the first paragraph of this Section 3.00 [*******]. The Rent shall be paid for each month in advance within the first five calendar days of each month, and net of all taxes including but not limited to value added taxes and other than income taxes. If the Final Delivery Date is not on the first day of the month, Rent for the first month will be prorated, so that Lessee only pays Rent for the days remaining for such month to end, counting since the Final Date of Delivery. During the first 45 days of the Lease Agreement, the Lessee has a right to request additional internal offices, of an area of up to one thousand square meters, that shall be charged at a rental fee of [*******] per month per every square meter.

Every year, on the anniversary of the Final Date of Delivery of Phase lll-B, the monthly Rent shall undergo a [*******], using as basis for such increase the Rent paid in the last month of the previous twelve month period (“Annual Increase Rate”). The first increase will be effective as of the first anniversary of the Final Date of Delivery of Phase lll-B, and thereafter all yearly increments shall be paid accordingly unfit the expiration of the Lease.

Rent and any other Payments shall be made in full and in cash, check, or electronic transfer to the Lessor's account. The validity of any form of payment different than cash, will be subject to its approval and final credit in favor of the Lessor by the bank. In case of wire transfers, the Lessee shall notify in writing to the Lessor, the date in which the transfer was executed, and such payment shall be deemed made on the date on which the transfer is credited by the Lessor's bank to the Lessor's account. The Lessee must pay all applicable transfer fees or bank charges. For purposes of this Lease, the Lessor's address shall be the address where payments should be made. In the event that the beginning or end of the term of this Lease is not the first of a month, rent shall be prorated such that the Lessee shall only pay the portion of the rent allocated to the portion of the month the Premises is occupied by the Lessee. Claims pertaining to breach of rent payment are not subject to arbitration.

Except as expressly set forth in this Lease: (i) the Lessee shall make all payments in accordance with this Lease without any deductions, and (ii) in the event the Lessee finds himself obligated to make deductions or withholdings, originated in a value added or sales tax or any other circumstance that may reduce the amount to be received by the Lessor, the Lessee must increase Rent to an amount that will allow Lessor to receive a net amount equal to the original agreed Rent.

The Lessee shall be solely responsible for the payment of any and all utilities and any other installations or services not included in the Service Agreement. The Lessee shall pay utilities in accordance with applicable fees and usage shall be determined by the meters specifically installed for such purpose by the carriers of these services or the Lessor, as may be the case.

In addition, during the term of this Lease, the Lessee shall be solely liable for the payment of monthly service fees in compliance with the Service Agreement that the Lessee has concurrently entered into with the Lessor or current Manager of the Park. The Service Agreement is attached as Exhibit Nine hereto. Service fees under the Service Agreement are currently [*******] per square meter, for a total amount of [*******].

All monetary obligations contained herein are part of Lessee's basic obligation to pay rent, as established under articles twenty five and sixty four of the “Ley General de Arrendamientos Urbanos y Suburbanos “ number 7527 and its amendments (General Urban and Suburban Lease Law) in effect in Costa Rica. Lessee will not be responsible for payment of any other obligation not specifically contemplated in this Agreement.

3.01 Term of the Lease.

A.    Initial Term. The term of occupancy of the Premises shall commence as of the Final Date of Delivery of Phase III A (as defined in Section 2.02-C hereof), ending [*******]: provided however, that if the Final Date of Delivery occurs on other than the first day of a calendar month, then the Termination Date shall be the last day of the calendar month in which the [*******].

B.    The term of this Lease Agreement may be extended for [*******], provided that Lessee notifies in writing of its intention to extend the Term, at least six months prior to the Termination Date, or the termination of any extension thereof. If Lessee timely exercises its right to extend the term of this Lease Agreement, [*******], then the term of this Lease shall be extended for upon all of the same terms and conditions of the Lease in effect immediately preceding the commencement of such additional term, without the need for further act or deed by either party. The Rent payable by Lessee during each additional term shall be the same as during the initial term of this Lease, subject to the [*******]that have already taken place in accordance with Section 3.00.

3.02	Performance Bond, Security Deposit and Guarantee of Compliance.

A.Lessee shall, at the time of execution and delivery of this Lease, deliver to Lessor a deposit in the form of an irrevocable Letter of Credit from a bank reasonably acceptable to Lessor,,

(“Lessee's Letter of Credit”), for a sum equal to [*******] from a surety reasonably acceptable to Lessor, as penal sum in case of unjustified termination of this Agreement by Lessee. Besides the aforementioned. Lessee's Letter of Credit shall secure Lessee's payment obligations for the amount of such payment obligations, from the time of execution of the Lease until the Final Date of Delivery of Phase III - A, when the Lessor shall receive payment from the Lessee of the security deposit and corporate guaranty, as indicated in Sections 3.02 B) and 3.02 C) below, or until Lessor or Lessee exercise their rights of termination according to the provisions of this Agreement, in case termination takes place prior to such Final Date of Delivery. If all or part of the Letter of Credit were used by the Lessor for any of the applicable events, the Lessee shall reinstate the Letter of Credit for the original amount of [*******], when applicable, within the next ten (10) calendar days following notice of its use by the Lessor. Reinstatement obligation will not be eligible if termination of the agreement has occurred.

B.Upon the Final Date of Delivery of Phase III - A, Lessee shall deliver to Lessor a security deposit (which may be in the form of a letter of credit, as hereinafter set forth) in the amount of [*******]. Such deposit shall serve as security for compliance of the Lessee's obligations under this Lease, and shall be kept by the Lessor as a security deposit for all the term of the Lease (the “Deposit”). The Lessee shall provide the Deposit in the form of an irrevocable Letter of Credit or Bond from a Costa Rican bank reasonably acceptable to Lessor, Lessor hereby agreeing that Banco Interfin is acceptable to Lessor.

Additionally, the Deposit shall serve as a guarantee to cover the payment of any other amounts due by the Lessee to the Lessor pursuant to the provisions of this Lease. The Lessor shall have the right, but not the obligation, after any Event of Default by Lessee, to use the Deposit to settle outstanding rent payments, and shall communicate the Lessee when it intends to do so, for information purposes only. If so directed by Lessee in writing, the Lessee authorizes the Lessor to use the Deposit to cover the expenses of [*******]. If all or part of the Deposit were used by the Lessor for any of the aforementioned items, the Lessee shall have an obligation to reinstate the used amount within fen (10) calendar days following notice of its use by the Lessor, unless such use is made upon termination of the Lease, in which case the balance, if any, shall be returned to the Lessee within sixty (60) calendar days following the date on which this Lease is terminated, and prior verification that all utility bills payable by the Lessee have been fully paid. [*******].

C.In addition to the Deposit, no later than five business days following the Final Date of Delivery of Phase III- A the Lessee shall deliver to the Lessor [*******], a copy of which is attached hereto as Exhibit Ten (the [*******]). The [*******] shall serve as a [*******] obligations under this Lease Agreement and shall remain valid from the date hereof until the Termination Date of this Agreement.

3.03 Lessor shall, at the time of execution and delivery of this Lease, deliver to Lessee a [*******] (“Lessor's [*******]”), in form reasonably acceptable to Lessee, for a sum equal to [*******] from a surety reasonably acceptable to Lessee, as penal sum, as established in this Contract. Lessor's [*******] shall secure Lessor's obligations and payment of any amounts due from Lessor to Lessee under this Lease from the time of execution of the Lease until the Final Date of Delivery of Phase HI - 8. If the Lessor

does not reimburse Lessee for the costs so incurred in case of Self-Help, pursuant to Section 2.05 A) above, within the term established in such Section, Lessee may seek compensation from the Lessor's [*******] as established in this Section 3.03. However, in the latter case, if Lessor's [******] is not sufficient to cover such necessary amounts, Lessee may seek compensation from Lessor for any uncovered balance regarding such Self-Help, through the procedures established in provision 11.01 of this Lease Agreement. If all or part of the [*******] is used by the Lessee for any of the applicable occurrences, the Lessor shall have an obligation to reinstate the [*******] for the original amount of [*******], when applicable, within the next ten (10) calendar days following notice of its use by the Lessee. Reinstatement obligation will not be exigible if termination of the agreement has occurred.”

VI.    Prevailing clauses.
The execution of this Amendment does not affect the legal effect of any clauses of the Lease Agreement or its Exhibits, not specifically amended in this Amendment. Therefore, all provisions of the Lease Agreement and its Exhibits not specifically amended shall keep their full validity and effect.

VII.    Acceptance by the Trustee.
Banco Cuscatlán de Costa Rica, S.A., acting solely as the trustee of the Trust Agreement, hereby acknowledges the covenants taken herein, prior authorization of the Main Beneficiary and express request of the Trustor.

Notwithstanding the foregoing, all parties agree and acknowledge that all income generated as product of the Lease, unless if Lessor is in default, will be received only by the Lessor, since the Lessor is the direct beneficiary of such revenues, and therefore, he shall comply with any tax obligation whether material or formal. The parties also agree that the exclusive purpose of the Trust Agreement (and its amendments) is to secure the loans set forth therein; therefore it does not have any kind of lucrative activity, being that the duties of the Trustee are limited to: (i) hold the trust ownership of the entrusted assets, and (ii) transfer the entrusted assets, in accordance with the terms and conditions established in the Trust Agreement. Also, the parties agree that as long the Lessor keeps acting as the contractor of the overall land (within which, the leased premises are located), he will assume and undertake all obligations provided in the Lease Agreement and this amendment.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

Zona Franca Coyol, S. A.	Cytyc Surgical Products Costa Rica, S. A.
Per: [Signature]	Per: [Signature]
Per: [Signature]	Per: [Signature]
Date: July, 11th 2008	Date: July 22 2008

BANCO CUSCATLÁN
Per: [Signature]
Date: July, 14th 2008